EXHIBIT 10.1
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
          THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment”) made this 23rd day of March 2005 by and between Dennis R. Glass, an individual resident of the State of North Carolina (“Glass”), and Jefferson-Pilot Corporation, a North Carolina corporation (the “Company”).
W I T N E S S E T H:
          WHEREAS, Glass has requested that the Employment Agreement (“Agreement”) dated as of December 6, 2003 between Glass and the Company be amended to extend its term for one year; on March 25, 2005 the Compensation Committee of the Company’s Board of Directors approved such request; and the parties intend that this Amendment shall confirm this extension.
          NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. The date March 1, 2007 each place it appears in the Agreement is amended to read March 1, 2008.
     2. In Section 3.2 of the Agreement, 2009 is added as an additional year, and in Section 4.2, 2008 is added as an additional year.
     3. In Section 3.3(d) and in Section 3.5 of the Agreement, the year 2007 is amended to read 2008.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

JEFFERSON-PILOT CORPORATION

By:	/s/ Hoyt J. Phillips

Hoyt J. Phillips
Senior Vice President

Signed: August 26, 2005

By:	/s/ Dennis R. Glass

Dennis R. Glass

Signed: August 26, 2005

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